Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-141422 of Capital Product Partners L.P. on Form F-1 of our report dated March 5, 2007 relating to the combined financial statements of Capital Product Partners, defined as including the following subsidiaries of Capital Maritime & Trading Corp.:

Shipping Rider Co.

Canvey Shipmanagement Ltd.

Centurion Navigation Limited

Polarwind Maritime S.A.

Carnation Shipping Company

Iraklitos Shipping Company

Apollonas Shipping Company

Tempest Maritime Inc.

appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte.

Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-141422 of Capital Product Partners L.P. on Form F-1 of our report dated February 9, 2007 relating to the balance sheet of Capital GP L.L.C. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte.

Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-141422 on Form F-1 of our report dated February 9, 2007 except for Note 2 as to which the date is February 21, 2007 relating to the balance sheet of Capital Product Partners L.P. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte.

Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 26, 2007